Exhibit 10.3

NET POWER, INC.
2023 OMNIBUS INCENTIVE PLAN
STOCK OPTION GRANT NOTICE
Pursuant to the terms and conditions of the NET Power, Inc. 2023 Omnibus Incentive Plan, as amended from time to time (the “Plan”), NET Power, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of shares of Common Stock set forth below (“Option”) subject to the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Non-Qualified Stock Option
Participant:	Daniel J. Rice, IV
Date of Grant:	April 2, 2024
Total Number of Shares Subject to this Option:	2,459,893 shares
Exercise Price:	$11.30 per share
Expiration Date:	April 2, 2034
Vesting Schedule:
Subject to the Agreement, the Plan and the other terms and conditions set forth herein, this Option shall vest and become exercisable upon achievement of all of the vesting conditions set forth on Exhibit B.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed and delivered to the Company this Grant Notice within 90 days following the Date of Grant set forth above, then this Option will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
    NET POWER, INC.

    By: /s/ Ralph Alexander
    Name: Ralph Alexander
Title: Chair of the Compensation Committee of the Board of Directors

    PARTICIPANT

/s/ Daniel J. Rice, IV
Daniel J. Rice, IV

Signature Page to
Stock Option Grant Notice

EXHIBIT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between NET Power, Inc., a Delaware corporation (the “Company”), and Daniel J. Rice, IV (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. In consideration of the Participant’s employment with the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby irrevocably grants to the Participant the right and option (“Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock set forth in the Grant Notice on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. This Option shall be treated as an Option that is not an Incentive Stock Option.
2.Exercise Price. The exercise price of each share of Common Stock subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of this Agreement, the Fair Market Value of Common Stock shall be determined in accordance with the provisions of the Plan.
3.Exercise of Option.
(a)Subject to the earlier expiration of this Option as provided herein, this Option may be exercised, by (i) providing written notice to the Company in the form prescribed by the Committee from time to time at any time and from time to time after the Date of Grant, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time and (ii) paying the Exercise Price in full in a manner permitted by Section 3(e); provided, however, that this Option shall not be exercisable for more than the number of shares of Common Stock subject to this Option with respect to which this Option has become vested and exercisable pursuant to Exhibit B or as provided in this Section 3.
(b)Notwithstanding anything in the Grant Notice, Exhibit B, this Agreement or the Plan to the contrary, subject to Section 10:
(i)Upon the Participant’s Termination of Service by the Company without Cause or due to the Participant’s resignation for Good Reason (as defined below) (each, a “Qualifying Termination”):
(A)if the Stock Price Hurdle (as defined in Exhibit B) has been achieved prior to the date of the Participant’s Termination of Service, the Participant shall

Exhibit A-1

retain this Option, which shall remain subject to vesting upon the achievement of the Operational Hurdles (as defined in Exhibit B) (to the extent not previously achieved) prior to the Expiration Date set forth in the Grant Notice (the “Expiration Date”) and, notwithstanding Section 6.8 of the Plan, to the extent vested, this Option may be exercised at any time on or prior to the Expiration Date; and
(B)if the Stock Price Hurdle has not been achieved prior to the date of the Participant’s Termination of Service, then this Option shall immediately terminate and cease to be exercisable as of the date of such Termination of Service; provided, however, that if such Termination of Service occurs prior to September 2, 2026 and the Company’s stock price has equaled or exceeded $30 during any period of 60 consecutive trading days immediately preceding the date of such Termination of Service, then notwithstanding Exhibit B, the Participant shall retain the Applicable Pro-Rated Portion (as defined below) of this Option, which shall remain subject to vesting upon the achievement of the Operational Hurdles (to the extent not previously achieved) prior to the Expiration Date and, notwithstanding Section 6.8 of the Plan, to the extent vested, this Option may be exercised at any time on or prior to the Expiration Date. As used herein, the “Applicable Pro-Rated Portion” means (I) the total number of shares of Common Stock subject to this Option, multiplied by (II) the total number of days that have elapsed from the Date of Grant through the date of the Participant’s Termination of Service, divided by the total number of days between the Date of Grant and September 2, 2026.
(ii)Upon the Participant’s Termination of Service due to death or Disability, the Stock Price Hurdle and the Operational Hurdles will automatically be deemed achieved (to the extent not already achieved) upon such Termination of Service and this Option may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time on or prior to the Expiration Date.
(iii)Upon the Participant’s Termination of Service by the Company or an Affiliate for any reason other than as set forth in Section 3(b)(i) or Section 3(b)(ii), then this Option shall immediately terminate and cease to be exercisable as of the date of such Termination of Service.
(c)Upon a Change in Control, notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 10:
(i)If this Option is not assumed in its entirety by the surviving entity in connection with such Change in Control, then this Option will be converted into the right to receive a cash payment equal to (A) the total number of shares of Common Stock subject to this Option, multiplied by (B) the Change in Control Price, minus the Exercise Price.
(ii)If this Option is assumed in its entirety by the surviving entity in connection with such Change in Control, then the Stock Price Hurdle shall be measured based on whether the Change in Control Price equals or exceeds $30 and:
Exhibit A-2

(A)if the Change in Control Price equals or exceeds $30, then the Participant shall retain this Option, which shall remain subject to vesting upon the achievement of the Operational Hurdles (to the extent not previously achieved) prior to the Expiration Date and, notwithstanding Section 10.1 of the Plan, to the extent vested, this Option may be exercised at any time on or prior to the Expiration Date; provided, however, that if the Participant incurs a Qualifying Termination during the Change in Control Protection Period (as defined in the Executive Severance Plan (as defined below)), all outstanding Operational Hurdles shall immediately be deemed achieved as of the date of such Qualifying Termination.
(B)if the Change in Control Price is less than $30, then, unless otherwise determined by the Committee, this Option shall immediately terminate and cease to be exercisable as of the date of such Termination of Service.
(d)This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.
(e)The Exercise Price for the shares of Common Stock as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash (including check, bank draft or money order payable to the order of the Company or wire transfer of immediately available funds), (ii) if permitted by the Committee in its sole discretion, by delivering or constructively tendering to the Company shares of Common Stock having a Fair Market Value equal to the Exercise Price (provided such shares used for this purpose must have been held by the Participant for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences), (iii) through a “cashless exercise” in accordance with a Company established policy or program for the same, (iv) by “net issuance exercise” pursuant to which the Company reduces the number of shares of Common Stock otherwise deliverable upon exercise of this Option by a number of shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise or (v) any combination of the foregoing. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, the Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock.
(f)The holder of this Option shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of this Option unless and until such shares of Common Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 4.3(b)(iii) of the Plan.
(g)For purposes of this Section 3, the “Good Reason” means the occurrence of any of the following prior to the Participant’s date of Termination of Service and without the Participant’s written consent: (i) a material diminution in the Participant’s position, reporting
Exhibit A-3

relationship, responsibilities or duties or the assignment of the Participant to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the Date of Grant (including, following a Change in Control, the Participant ceasing to be the chief executive officer of a publicly-traded company) or (ii) the failure of the Company to nominate the Participant for election as a member of the Board or the failure of the Company to use efforts consistent with the Company’s efforts with respect to other members of the Company’s Board slate to encourage the Company’s stockholders to elect the Participant to the Board once nominated. Notwithstanding the foregoing provisions of this definition or any other provision of this Agreement to the contrary, any assertion by the Participant of a Termination of Service for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the Participant must provide written notice to the Company of the Participant’s intent to terminate employment for Good Reason, specifying in reasonable detail the alleged condition(s) giving rise to Good Reason, within 30 days after the initial occurrence of such condition(s); (B) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (C) the date of the Participant’s Termination of Service must occur within 60 days after the initial occurrence of the condition(s) specified in such notice or 10 days after being advised by the Company in writing that the alleged condition will not be corrected, whichever event occurs later; otherwise, the Participant will be deemed to have irrevocably waived the Participant’s rights to terminate employment for Good Reason on the basis of such condition(s).
4.Restrictive Covenants.
(a)The Participant acknowledges and agrees that the grant of this Option further aligns the Participant’s interests with the Company’s long-term business interests, and as a condition to the Company’s willingness to enter into this Agreement, the Participant agrees to abide by the restrictive covenants (the “Restrictive Covenants”) set forth in the Company’s Amended & Restated Executive Severance Plan (the “Executive Severance Plan”), which Restrictive Covenants are deemed to be part of this Agreement as if fully set forth herein. The Participant acknowledges and agrees that the Restrictive Covenants are reasonable and enforceable in all respects. By accepting this Option, the Participant agrees to be bound, and promises to abide, by the terms of the Restrictive Covenants and expressly acknowledges and affirms that this Option would not be granted to the Participant if the Participant had not agreed to be bound by such Restrictive Covenants.
(b)Notwithstanding any provision in this Agreement or the Plan to the contrary, if the Committee determines that the Participant has failed to abide by any of the terms of the Restrictive Covenants or the provisions of any other confidentiality, non-competition or non-solicitation covenant in any other agreement by and between the Company or any Affiliate and the Participant, then, in addition to and without limiting the remedies set forth in the Executive Severance Plan:
(i)Any portion of this Option that remains unexercised as of the date of such determination will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; and
Exhibit A-4

(ii)The Participant shall, within 30 days following the Participant’s receipt of a written notice from the Company, pay to the Company a cash amount equal to the Fair Market Value of any shares of Common Stock previously received by the Participant pursuant to this Option as of the date of receipt of such shares.
5.Tax Withholding. To the extent that the receipt, vesting or exercise of this Option results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Option, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock (which are not subject to any pledge or other security interest), net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Option), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Option, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Option or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.Non-Transferability.  Except as otherwise set forth in Section 6.7 of the Plan, this Option shall not be Transferable by the Participant other than by will or by the laws of descent and distribution, and this Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempted Transfer of this Option shall be null and void and of no effect, except to the extent that such Transfer is permitted by the preceding sentence.
7.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition,
Exhibit A-5

shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Common Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Legends. If a stock certificate is issued with respect to shares of Common Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan or this Agreement.
10.Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.
11.No Right to Continued Employment, Service or Awards. Neither the adoption of the Plan nor the award of this Option hereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of this Option hereunder is a one-time benefit that was made at the sole discretion of the Company and does not create any
Exhibit A-6

contractual or other right to receive any grant of Awards in the future or any benefits in lieu of any Awards in the future, including any adjustments to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
12.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.
13.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
NET Power Inc.
Attn: Legal Department
        320 Roney Street, Suite 200
        Durham, North Carolina 27701
If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be made via a Company electronic mail system or by reference to a
Exhibit A-7

location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.Entire Agreement; Amendment. This Agreement (including the Restrictive Covenants) constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided, however, that (a) the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement and (b) the Restrictive Covenants are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company or any Affiliate and the Participant with respect to confidentiality, non-disclosure, non-competition or non-solicitation. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force or effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive such party of the right to take action at any time while or after such breach or condition giving rise to such right occurs.
18.Company Recoupment of Awards. The Participant’s rights with respect to the award of this Option shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy, including the Company’s Clawback Policy, as in effect from time to time, or any other agreement or arrangement with the Participant and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law.
Exhibit A-8

19.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
20.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom this Option may be transferred by will or the laws of descent or distribution.
21.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including Exhibit B attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibit B shall, unless the context requires a different construction, be deemed to be references to the Sections and Exhibit B of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
22.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be as effective as delivery of a manually executed counterpart of the Grant Notice.

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Exhibit A-9

EXHIBIT B
VESTING EVENTS
Subject to the Agreement, the Plan and the other terms and conditions set forth herein, this Option shall vest and become exercisable when the Stock Price Hurdle and all of the Operational Hurdles (each as defined below) have been achieved (the “Achievement Date”), so long as the Participant remains continuously employed by the Company or an Affiliate from the Date of Grant through the Achievement Date.
1.Stock Price Hurdle: The “Stock Price Hurdle” will be achieved as of the first date on which the Company’s stock price equals or exceeds $30 for the 60 consecutive trading days immediately preceding such date; provided, however that the Stock Price Hurdle cannot be achieved prior to September 2, 2026.
2.Operational Hurdles: The “Operational Hurdles” shall consist of three performance metrics (each, an “Operational Hurdle”) and will be achieved upon the dates set forth below:
(a)SN1 First-Fire: The date that is 12 months after the date on which natural gas is first ignited at the Company’s or its Subsidiaries’ first utility-scale plant.
(b)SN2 Licensing Agreement: The date all applicable parties have executed an agreement related to the first sale by the Company or its Subsidiaries of a license to construct, operate, and maintain a second power plant utilizing the “NET Power Cycle,” which consists of combusting natural gas with pure oxygen in a combustor, producing carbon dioxide and water, and compressing the carbon dioxide into supercritical form to spin a turboexpander, producing power (the “License Agreement”).
(c)SN2 FID: The date of documentation of a final investment decision by the licensee under the License Agreement to proceed with constructing the second power plant utilizing the NET Power Cycle.
3.Miscellaneous. Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement, including this Exhibit B, shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.

Exhibit B-1